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                      [MCBREEN, MCBREEN & KOPKO-LETTERHEAD]


                                        January 26, 1996



Mercury Air Group
5456 McConnell Avenue
Los Angeles, California   90066


          Re:  Registration Statement on Form S-1
               File No. 33-65085
               ------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Mercury Air Group, Inc., a New York corporation (the "Company"), in connection with (i) the issuance by the Company of up to $28,750,000 aggregate principal amount of ___ % Convertible Subordinated Debentures due 2006 (the "Debentures"), and (ii) such number of shares of Common Stock, par value $.01 per share, that may be issued upon conversion of the Debentures (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"), including the prospectus contained therein (the "Prospectus"), under the Securities Act of 1933, as amended (the "Securities Act") filed by the Company with the Securities and Exchange Commission.

          We have examined copies of (i) the Restated Certificate of Incorporation of the Company, certified by the Secretary of State of New York, (ii) Bylaws of the Company, (iii) Trust Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee, (iv) form of the Debentures, and (v) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

          In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or

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McBreen, McBreen, Kopko
Mercury Air Group, Inc.
January 26, 1996
Page 2


affecting the enforcement of creditors' rights, or (b) by general equitable principles;

          2. Each individual executing any Documents on behalf of a party (other than the Company) is duly authorized to do so, and each individual executing any of the Documents is legally competent to do so; and

          3. All Documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; and all statements and information contained in the Documents are true and complete.

          Based on the foregoing, it is our opinion that (i) the Debentures have been duly and validly authorized and, upon completion of the offering described in the Registration Statement and payment therefor by the purchasers thereof in the manner described in the Registration Statement, the Debentures will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) The Shares have been duly and validly authorized and, upon conversion of the Debentures upon the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

          The foregoing opinion is limited to the laws of the State of New York and the United States and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          It should be noted that Frederick H. KopKo, Jr., is a partner in this firm and a director of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.
In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                              Very truly yours,


                              McBreen, McBreen & Kopko